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                                                                    EXHIBIT 10.6




March 15, 2001

                                                       direct dial: 214.745.5803
                                                          btarzwell@winstead.com


By Facsimile [318-674-3758]

Hibernia National Bank
P.O. Box 8218
Shreveport, LA 71148-8218

Attention:  Mr. Richard D. Larson

         Re:      Global Election Systems, Inc.

Ladies and Gentlemen:

         Our client, Global Election Systems, Inc., a Delaware corporation ("Global U.S.") and a wholly owned subsidiary of Global Election Systems Inc., a British Columbia corporation ("Global Canada"), is indebted to Hibernia National Bank ("Bank") pursuant to a loan (the "Hibernia Loan") secured by a first priority security interest in all of Global U.S.'s account receivables and in the proceeds therefrom. The loan documents evidencing the Hibernia Loan contain a negative pledge of all Global U.S. assets and a prohibition against incurring additional debt. Furthermore, the Hibernia Loan is guaranteed by Global Canada, which has also granted the Bank a negative pledge regarding its assets.

         Global Canada has negotiated a loan in the original principal amount of CAD $4,000,000 (the "Canadian Loan"), bearing interest at 10% per annum and secured by a first priority security interest in the "inventory" of Global U.S. (defined to include both finished goods and work in progress). The Canadian Loan will be guaranteed by Global U.S. The Canadian Loan will have the following mandatory principal payment schedule: (a) a payment equal to not less than one-third of the original principal amount shall be made within six months after funding, (b) an additional payment equal to not less than one-third of the original principal amount shall be paid within nine months after funding, and
(c) a final payment of all outstanding principal shall be made within twelve months after funding.


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Hibernia National Bank
Attention:  Mr. Richard D. Larson
March 15, 2001
Page 2



         Furthermore, the Canadian Loan have the following mandatory prepayment provisions: (a) upon the sale of goods and services in the ordinary course of business, ten percent of net sales proceeds received shall be paid within five days of receipt (the "Sale Proceeds Amortization") and (b) upon the issuance of any equity or debt exceeding US $7,000,000 in the aggregate, ten percent of the net proceeds of such issuances shall be paid within five days of receipt (the "Equity and Debt Amortization").

         As of today's date, Global U.S. is in default of some of its financial covenants to Hibernia.

         Our potential Canadian lender ("Canadian Lender") has made certain inquiries regarding the relationship of the Hibernia Loan and the proposed Canadian Loan. In order to accommodate their concerns, we, on behalf of Global U.S., request that you consider the following statements and, upon finding them acceptable, execute a copy of this letter and return it by fax to the undersigned. With your permission, we will provide a copy of this letter to the Canadian Investor.

         o Hibernia consents to the incurrence of the Canadian Loan as described above, including the guaranty by Global U.S.

         o Hibernia consents to the pledge of the inventory of Global U.S., including both finished goods and work in progress, in favor of the Canadian Lender.

         o Hibernia consents to the amortization schedule outlined above, including the Sales Proceeds Amortization, the Equity and Debt Amortization and the scheduled mandatory amortization. Specifically, Hibernia will not object to the application of up to 10% of the proceeds from the sale of goods and services to be used to amortize the Canadian Loan, provided that there shall not have occurred, nor will there occur as the result of such payment, an event of default under the Hibernia Loan.

         o Hibernia hereby waives the existing financial covenant defaults under the Hibernia Loan through and including May 18, 2001.

         Our client understands and acknowledges that the foregoing in no way affects Hibernia's prior security interest in account receivables, nor does it amend or modify the loan documents evidencing the Hibernia Loan.


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Hibernia National Bank
Attention:  Mr. Richard D. Larson
March 15, 2001
Page 3




                                              Very truly yours,

                                              /s/ Brice Tarzwell

                                              Brice Tarzwell

BET:slb


cc:      Jim Markus, Esq. via fax 214-220-7716
         Vinson & Elkins
         2001 Ross Avenue
         Dallas, Texas 75201



AGREED TO THIS 15th DAY OF MARCH 2001:

HIBERNIA NATIONAL BANK



By:  /s/ Richard P. Larsen
Printed Name: Richard P. Larsen
Title:   Vice President